                                                                  Exhibit (e)(4)

[LOGO] American General                            Platinum Investor Survivor II
                                      Joint and Last Survivor Variable Universal
                                         Life Insurance Supplemental Application

American General Life Insurance Company, ("AGL")
Member of American International Group, Inc.
Home Office: Houston, Texas
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(This supplement must accompany the appropriate application for life insurance.)

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Applicant Information -- Supplement to the application on the lives of
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

-----------------------------------   -----------------------------------------   --------------------------------------
Name of Proposed Contingent Insured   Name of Other Proposed Contingent Insured   Date of application for life insurance

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Initial Allocation Percentages
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Investment Options    In the "Premium Allocation" column, indicate how each
                      premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. Total allocations in each column must equal 100%. Use whole percentages only.

                                                        PREMIUM      DEDUCTION
                                                       ALLOCATION   ALLOCATION
                                                       ----------   ----------
AGL Declared Fixed Interest Account (18)                _______%     _______%

AIM Variable Insurance Funds
AIM V.I. International Growth Division (130)            _______%     _______%
AIM V.I. Premier Equity Division (131)                  _______%     _______%

The Alger American Fund
Alger American Leveraged AllCap Division (187)          _______%     _______%
Alger American MidCap Growth Division (186)             _______%     _______%

American Century Variable Portfolios, Inc.
VP Value Division (153)                                 _______%     _______%

Credit Suisse Trust
Small Cap Growth Division (173)                         _______%     _______%

Dreyfus Investment Portfolios
MidCap Stock Division (155)                             _______%     _______%

Dreyfus Variable Investment Fund
Quality Bond Division (139)                             _______%     _______%
Developing Leaders Division (140)                       _______%     _______%

Fidelity Variable Insurance Products Fund
VIP Asset Manager Division (159)                        _______%     _______%
VIP Contrafund Division (158)                           _______%     _______%
VIP Equity-Income Division (156)                        _______%     _______%
VIP Growth Division (157)                               _______%     _______%
VIP Mid Cap Division (180)                              _______%     _______%

Franklin Templeton Variable Insurance Products Trust
Franklin Small Cap Value Securities Division (181)      _______%     _______%
Franklin U.S. Government Division (174)                 _______%     _______%
Mutual Shares Securities Division (175)                 _______%     _______%
Templeton Foreign Securities Division (176)             _______%     _______%

Janus Aspen Series
International Growth Division (160)                     _______%     _______%
Mid Cap Growth Division (162)                           _______%     _______%
Worldwide Growth Division (161)                         _______%     _______%

J.P. Morgan Series Trust II
JPMorgan Mid Cap Value Division (184)                   _______%     _______%
JPMorgan Small Company Division (163)                   _______%     _______%

MFS Variable Insurance Trust
MFS Capital Opportunities Division (165)                _______%     _______%
MFS Emerging Growth Division (141)                      _______%     _______%
MFS New Discovery Division (166)                        _______%     _______%
MFS Research Division (164)                             _______%     _______%

Neuberger Berman Advisers Management Trust
Mid-Cap Growth Division (167)                           _______%     _______%

Oppenheimer Variable Accounts Funds
Oppenheimer Global Securities Division (183)            _______%     _______%
Oppenheimer Multiple Strategies Division (182)          _______%     _______%

PIMCO Variable Insurance Trust
PIMCO Real Return Division (169)                        _______%     _______%
PIMCO Short-Term Division (168)                         _______%     _______%
PIMCO Total Return Division (170)                       _______%     _______%

Putnam Variable Trust
Putnam VT Diversified Income Division (144)             _______%     _______%
Putnam VT Growth and Income Division (145)              _______%     _______%
Putnam VT Int'l Growth and Income Division (146)        _______%     _______%

SunAmerica Series Trust
SunAmerica Balanced Division (178)                      _______%     _______%
Aggressive Growth Division (179)                        _______%     _______%

The Universal Institutional Funds, Inc.
Equity Growth Division (142)                            _______%     _______%
High Yield Division (143)                               _______%     _______%

VALIC Company I
International Equities Division (132)                   _______%     _______%
Mid Cap Index Division (133)                            _______%     _______%
Money Market I Division (134)                           _______%     _______%
Nasdaq-100 Index Division (136)                         _______%     _______%
Science & Technology Division (137)                     _______%     _______%
Small Cap Index Division (138)                          _______%     _______%
Stock Index Division (135)                              _______%     _______%

Vanguard Variable Insurance Fund
High Yield Bond Division (171)                          _______%     _______%
REIT Index Division (172)                               _______%     _______%

Van Kampen Life Investment Trust
Growth & Income Division (177)                          _______%     _______%
Other:                                                  _______%     _______%
       -------------------------------                    100%         100%

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                                                                     Page 1 of 4

AGLC 0461-2001                                                              0403

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Dollar Cost Averaging
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Dollar Cost           ($5,000 Minimum Beginning Accumulation Value) An amount
Averaging             can be systematically transferred from the Money Market I
                      Division and transferred to one or more of the investment options below. The AGL Declared Fixed Interest Account is not available for Dollar Cost Averaging. Please refer to the prospectus for more information on the Dollar Cost
                      Averaging option.

                      Day of the month for transfers:              (Choose a day of the month between 1-28.)
                                                     ----------
                      Frequency of transfers:   [ ] Monthly   [ ] Quarterly   [ ] Semiannually   [ ]Annually
                      Transfer $_________________                  ($100 MINIMUM, Whole Dollars Only)

AIM Variable Insurance Funds
AIM V.I. International Growth Division (130)           $______________
AIM V.I. Premier Equity Division (131)                 $______________

The Alger American Fund
Alger American Leveraged AllCap Division (187)         $______________
Alger American MidCap Growth Division (186)            $______________

American Century Variable Portfolios, Inc.
VP Value Division (153)                                $______________

Credit Suisse Trust
Small Cap Growth Division (173)                        $______________

Dreyfus Investment Portfolios
MidCap Stock Division (155)                            $______________

Dreyfus Variable Investment Fund
Quality Bond Division (139)                            $______________
Developing Leaders Division (140)                      $______________

Fidelity Variable Insurance Products Fund
VIP Asset Manager Division (159)                       $______________
VIP Contrafund Division (158)                          $______________
VIP Equity-Income Division (156)                       $______________
VIP Growth Division (157)                              $______________
VIP Mid Cap Division (180)                             $______________

Franklin Templeton Variable Insurance Products Trust
Franklin Small Cap Value Securities Division (181)     $______________
Franklin U.S. Government Division (174)                $______________
Mutual Shares Securities Division (175)                $______________
Templeton Foreign Securities Division (176)            $______________

Janus Aspen Series
International Growth Division (160)                    $______________
Mid Cap Growth Division (162)                          $______________
Worldwide Growth Division (161)                        $______________

J.P. Morgan Series Trust II
JPMorgan Mid Cap Value Division (184)                  $______________
JPMorgan Small Company Division (163)                  $______________

MFS Variable Insurance Trust
MFS Capital Opportunities Division (165)               $______________
MFS Emerging Growth Division (141)                     $______________
MFS New Discovery Division (166)                       $______________
MFS Research Division (164)                            $______________

Neuberger Berman Advisers Management Trust
Mid-Cap Growth Division (167)                          $______________

Oppenheimer Variable Account Funds
Oppenheimer Global Securities Division (183)           $______________
Oppenheimer Multiple Strategies Division (182)         $______________

PIMCO Variable Insurance Trust
PIMCO Real Return Division (169)                       $______________
PIMCO Short-Term Division (168)                        $______________
PIMCO Total Return Division (170)                      $______________

Putnam Variable Trust
Putnam VT Diversified Income Division (144)            $______________
Putnam VT Growth and Income Division (145)             $______________
Putnam VT Int'l Growth and Income Division (146)       $______________

SunAmerica Series Trust
SunAmerica Balanced Division (178)                     $______________
Aggressive Growth Division (179)                       $______________

The Universal Institutional Funds, Inc.
Equity Growth Division (142)                           $______________
High Yield Division (143)                              $______________

VALIC Company I
International Equities Division (132)                  $______________
Mid Cap Index Division (133)                           $______________
Nasdaq-100 Index Division (136)                        $______________
Science & Technology Division (137)                    $______________
Small Cap Index Division (138)                         $______________
Stock Index Division (135)                             $______________

Vanguard Variable Insurance Fund
High Yield Bond Division (171)                         $______________
REIT Index Division (172)                              $______________

Van Kampen Life Investment Trust
Growth & Income Division (177)                         $______________

Other:                                                 $______________
       -------------------------------

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Automatic Rebalancing
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Automatic             ($5,000 Minimum Beginning Accumulation Value) Variable
Rebalancing           division assets will be automatically rebalanced based on
                      the premium percentages designated on Page 1 of this form. If the AGL Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

                      Check Here for Automatic Rebalancing Frequency:   [ ] Quarterly   [ ] Semiannually   [ ] Annually

                      NOTE: Automatic Rebalancing is not available if the Dollar Cost Averaging option has been chosen.

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Modified Endowment Contract
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Contract              If any premium payment causes the policy to be classified
                      as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded.
                                                                  [ ] YES [ ] NO

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                                                                     Page 2 of 4

AGLC 0461-2001                                                              0403

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Death Benefit Compliance Test
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         [ ] Guideline Premium Test     [ ] Cash Value Accumulation Test

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Specified Amount
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
Base Coverage $______ plus Supplemental Coverage $______ = Total Specified Amount $______

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Telephone Authorization
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                      I (or we, if Joint Owners), hereby authorize American
                      General Life Insurance Company ("AGL") to act on telephone instructions to transfer values among the variable divisions and the AGL Declared Fixed Interest Account and to change allocations for future premium payments and monthly deductions given by:

Initial appropriate   [    ] Policy Owner(s)-- if Joint Owners, either of us
box here:                    acting independently.

                      [    ] Policy Owner(s) or the Agent/Registered
                             Representative who is appointed to represent AGL and the firm authorized to service my policy.

                      AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions received and acted on in good faith, including losses due to telephone instruction communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

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Suitability
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All questions must    1.   Have you, the Proposed Insured or
be answered.               Owner(s) (if different), received the
                           variable universal life insurance
                           policy prospectus and the prospectuses
                           describing the investment options?       [ ]yes [ ]no

                           (If "yes," please furnish the
                           Prospectus dates.)

                                Variable Universal Life Insurance
                                Policy Prospectus:
                                                      -----------

                                Supplements (if any):
                                                      -----------

                      2.   Do you understand and acknowledge:

                           a.   THAT THE POLICY APPLIED FOR IS
                                VARIABLE, EMPLOYS THE USE OF
                                SEGREGATED ACCOUNTS WHICH MEANS
                                THAT YOU NEED TO RECEIVE AND
                                UNDERSTAND CURRENT PROSPECTUSES
                                FOR THE POLICY AND THE UNDERLYING
                                ACCOUNTS?                           [ ]yes [ ]no

                           b.   THAT ANY BENEFITS, VALUES OR
                                PAYMENTS BASED ON PERFORMANCE OF
                                THE SEGREGATED ACCOUNTS MAY VARY:
                                AND                                 [ ]yes [ ]no

                                (1)  ARE NOT GUARANTEED BY THE
                                     COMPANY, ANY OTHER INSURANCE
                                     COMPANY, THE U.S. GOVERNMENT
                                     OR ANY STATE GOVERNMENT?       [ ]yes [ ]no

                                (2)  ARE NOT FEDERALLY INSURED BY
                                     THE FDIC, THE FEDERAL
                                     RESERVE BOARD OR ANY OTHER
                                     AGENCY, FEDERAL OR STATE?      [ ]yes [ ]no

                           c.   THAT IN ESSENCE, ALL RISK IS
                                BORNE BY THE OWNER EXCEPT FOR
                                FUNDS PLACED IN THE AGL DECLARED
                                FIXED INTEREST ACCOUNT?             [ ]yes [ ]no

                           d.   THAT THE POLICY IS DESIGNED TO
                                PROVIDE LIFE INSURANCE COVERAGE
                                AND TO ALLOW FOR THE ACCUMULATION
                                OF VALUES IN THE SEGREGATED
                                ACCOUNTS?                           [ ]yes [ ]no

                           e.   THE AMOUNT OR DURATION OF THE
                                DEATH BENEFIT MAY INCREASE OR
                                DECREASE, DEPENDING ON THE
                                INVESTMENT EXPERIENCE OF THE
                                SEPARATE ACCOUNT?                   [ ]yes [ ]no

                           f.   THE POLICY VALUES MAY INCREASE OR
                                DECREASE, DEPENDING ON THE
                                INVESTMENT EXPERIENCE OF THE
                                SEPARATE ACCOUNT, THE AGL
                                DECLARED FIXED INTEREST ACCOUNT
                                ACCUMULATION, AND CERTAIN EXPENSE
                                DEDUCTIONS?                         [ ]yes [ ]no

                      3.   Do you believe the Policy you selected
                           meets your insurance and investment
                           objectives and your anticipated
                           financial needs?                         [ ]yes [ ]no

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                                                                     Page 3 of 4

AGLC 0461-2001                                                              0403

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Acknowledgements
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                      The following states require the applicants
                      to acknowledge the information below that pertains to their specific State. Check the appropriate box for your application state, and sign and date the Your Signature section below.

                      [ ]  FLORIDA
                           Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

                      [ ]  MAINE
                           It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or denial of insurance benefit.

                      [ ]  NEW MEXICO
                           Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

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Your Signature
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
Signatures            Signed at (city, state)
                                             -----------------------------------------------------------------

                      Print name of Broker/Dealer
                                                 -------------------------------------------------------------

                      X Registered Representative                 State license #            Date
                                                 -----------------               -----------     -------------

                      X Proposed Contingent Insured                                          Date
                                                   -----------------------------------------     -------------

                      X Other Proposed Contingent Insured                                    Date
                                                         -----------------------------------     -------------

                      X Owner                                                                Date
                              --------------------------------------------------------------     -------------
                      (If different from Proposed Contingent Insured)

                      X Additional Owner                                                     Date
                                        ----------------------------------------------------     -------------
                      (If different from Other Proposed Contingent Insured)

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                                                                     Page 4 of 4

AGLC 0461-2001                                                              0403